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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (date of earliest event reported)             March 11, 2002


                                 EDO CORPORATION

             (Exact name of registrant as specified in its charter)

New York                                  001-03985                    11-0707740
(State or other jurisdiction of     (Commission File Number)       (I.R.S. Employer
incorporation or organization)                                    Identification No.)



60 East 42nd Street, Suite 5010, New York, NY                           10165
  (Address of principal executive offices)                            (Zip Code)


                                 (212) 716-2000
              (Registrant's telephone number, including area code)




                                      None
--------------------------------------------------------------------------------
           (former name or former address, if changed since last year)

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Item 5. Other Events

                  On March 11, 2002, the Registrant delivered a non-binding offer to purchase substantially all of the assets of a privately-held defense electronics company (the "Target Company") for $70.0 million and the assumption of certain current liabilities incurred in the ordinary course of business, including accounts payable. The Target Company has filed a bankruptcy petition under Chapter 11 of the U.S. Bankruptcy Code, and the Registrant's offer contemplates that it would accomplish the purchase of the assets pursuant to
Section 363 of the Bankruptcy Code. Assuming any agreement were to be reached on a transaction between the Registrant and the Target Company, such agreement would be subject to Bankruptcy Court approval.

                  The Registrant expects that the Target Company's product lines would fit well with the Registrant's existing electronic warfare design and system integration capabilities. For the most recent twelve-month period, the Registrant believes that the Target Company had revenue of approximately $80 million.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  EDO Corporation

                                  By: /s/ Darrell L. Reed
                                     -------------------------------------------
                                     Name:  Darrell L. Reed
                                     Title: Vice President - Finance, Treasurer,
                                     Assistant Secretary and Chief Financial
                                     Officer

Dated: March 19, 2002

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